Exhibit 99.1

Contact:	Robert Jaffe
PondelWilkinson Inc.
(310) 279-5980

LANNETT REPORTS FISCAL 2011 FOURTH QUARTER,

FULL-YEAR FINANCIAL RESULTS

Philadelphia, PA — September 7, 2011 — Lannett Company, Inc. (NYSE AMEX: LCI) today reported financial results for the fiscal 2011 fourth quarter and full year ended June 30, 2011.

For fiscal 2011, net sales were $106.8 million compared with $125.2 million for fiscal 2010.  Gross profit was $23.3 million compared with $41.3 million for the prior year.  Research and development expenses decreased to $8.6 million from $11.3 million in fiscal 2010.  Selling, general and administrative (SG&A) expenses declined to $15.9 million from $17.4 million in the prior year.  Net loss attributable to Lannett Company was $277,000, or $0.01 per share, compared to net income attributable to Lannett Company of $7.8 million, or $0.31 per diluted share, for fiscal 2010.

For the fiscal 2011 fourth quarter, net sales were $25.5 million compared with $33.8 million for the fourth quarter of fiscal 2010.  Gross profit was $3.8 million compared with $11.3 million for the same period in the prior year.  Research and development expenses increased to $3.0 million from $2.1 million in the fiscal 2010 fourth quarter.  SG&A expenses declined to $4.2 million from $5.2 million in the same quarter of the prior year.  Net loss attributable to Lannett Company was $1.9 million, or $0.07 per share, compared to net income attributable to Lannett Company of $2.8 million, or $0.11 per diluted share, for the prior year fourth quarter.

“As expected, our financial results for both the fiscal 2011 fourth quarter and full year were impacted by price and/or volume declines on certain key products, as well as the temporary discontinuation of our Morphine Sulfate Oral Solution product and a lack of product approvals,” said Arthur Bedrosian, president and chief executive officer of Lannett.  “The current fiscal year, however, is off to a strong start, with four recent product approvals, including Morphine Sulfate Oral Solution; all of which we expect to launch shortly.  Moreover, we anticipate improved sales from our pain management division and have 14 product candidates pending at the FDA, several of which we believe will be approved before calendar year-end.”

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for the 2011 fiscal fourth quarter and full year ended June 30, 2011.  The conference call will be available to interested parties by dialing 800-447-0521 from the U.S. or Canada, or 847-413-3238 from international locations, passcode 30645707.  The conference call will also be available through a live audio Internet broadcast at www.lannett.com.  The call will be archived and accessible at this site for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance and regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of indications.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, the expected product approvals, including the company’s New Drug Application for Morphine Sulfate Oral Solution, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL TABLES FOLLOW

LANNETT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Fiscal Year ended
	June 30,		June 30,
	2011	2010	2011	2010

Net sales	$25,507,465	$33,760,023	$106,835,132	$125,177,949
Cost of sales	21,231,119	21,795,016	81,898,997	80,890,575
Amortization of intangible assets	489,770	448,667	1,875,662	1,794,667
Product royalties	31,140	185,011	(259,240)	1,152,900

Gross profit	3,755,436	11,331,329	23,319,713	41,339,807

Research and development expenses	3,029,750	2,141,295	8,587,046	11,251,421
Selling, general, and administrative expenses	4,156,640	5,170,175	15,911,702	17,375,320
Gain on investments	(149,225)	(1,623)	(205,781)	(1,623)
Loss (gain) on sale of assets	5,396	(295,701)	21,695	(315,330)

Operating (loss) income	(3,287,125)	4,317,183	(994,949)	13,030,019

Other income (expense):
Grant income	410,000	—	410,000	—
Foreign currency gain	1,620	1,837	7,114	4,595
Interest and dividend income	51,134	12,877	90,986	62,328
Interest expense	(39,637)	(71,838)	(214,519)	(275,870)
	423,117	(57,124)	293,581	(208,947)

(Loss) income before income tax (benefit) expense	(2,864,008)	4,260,059	(701,368)	12,821,072
Income tax (benefit) expense	(1,016,136)	1,288,071	(461,568)	4,813,044
Net (loss) income	(1,847,872)	2,971,988	(239,800)	8,008,028
Less net income attributable to noncontrolling interest	(16,560)	(155,737)	(37,100)	(186,961)

Net (loss) income attributable to Lannett Company, Inc.	$(1,864,432)	$2,816,251	$(276,900)	$7,821,067

(Loss) earnings per common share - Lannett Company, Inc.:
Basic	$(0.07)	$0.11	$(0.01)	$0.32
Diluted	$(0.07)	$0.11	$(0.01)	$0.31

Weighted average number of shares outstanding:
Basic	28,393,491	24,880,253	26,758,552	24,743,902
Diluted	28,393,491	25,261,703	26,758,552	25,199,373

LANNETT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30, 2011	June 30, 2010

ASSETS
Current Assets
Cash and cash equivalents	$5,276,735	$21,895,648
Investment securities	19,382,079	604,464
Trade accounts receivable (net of allowance of $123,573 and $123,192, respectively)	33,464,440	38,324,258
Inventories, net	26,902,521	19,056,868
Income taxes receivable	3,636,306	—
Deferred tax assets	4,537,881	5,337,391
Other current assets	941,902	2,515,745
Total Current Assets	94,141,864	87,734,374

Property, plant and equipment	54,516,229	50,160,114
Less accumulated depreciation	(24,586,448)	(21,531,845)
	29,929,781	28,628,269

Construction in progress	5,760,686	2,939,898
Investment securities	—	183,742
Intangible assets (product rights) - net of accumulated amortization	5,909,636	7,785,298
Deferred tax assets	10,446,500	12,544,330
Other assets	1,555,831	147,886
Total Assets	$147,744,298	$139,963,797

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities
Accounts payable	$18,377,782	$16,280,675
Accrued expenses	1,354,095	3,464,181
Accrued payroll and payroll related	934,504	6,304,465
Income taxes payable	—	1,479,658
Current portion of long-term debt	629,435	4,851,278
Rebates, chargebacks and returns payable	13,564,395	15,249,412
Total Current Liabilities	34,860,211	47,629,669

Long-term debt, less current portion	7,192,496	2,868,549
Unearned grant funds	—	500,000
Other long-term liabilities	2,417	7,864
Total Liabilities	42,055,124	51,006,082

Commitment and Contingencies	—	—

SHAREHOLDERS’ EQUITY
Common stock - authorized 50,000,000 shares, par value $0.001;
issued and outstanding, 28,403,946 and 24,882,123 shares, respectively	28,404	24,882
Additional paid in capital	97,082,360	79,862,940
Retained earnings	9,287,732	9,564,632
Noncontrolling interest	139,082	111,982
Accumulated other comprehensive income	23,899	44,692
	106,561,477	89,609,128
Less: Treasury stock at cost - 156,611 and 110,108 shares, respectively	(872,303)	(651,413)
TOTAL SHAREHOLDERS’ EQUITY	105,689,174	88,957,715

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$147,744,298	$139,963,797